Exhibit 99.1

Investor Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

Polycom Reports First Quarter 2010 Earnings

Q1 Revenue Growth of 23 Percent Year-over-Year to a Record $276 Million

PLEASANTON, Calif. – April 21, 2010 – Polycom, Inc. (Nasdaq: PLCM), the global leader in telepresence, video and voice communications solutions, today reported its earnings for the first quarter ended March 31, 2010.

First quarter 2010 consolidated net revenues were a record $276 million, compared to $225 million for the first quarter of 2009. GAAP net income for the first quarter of 2010 was $5 million, or 6 cents per diluted share, compared to $8 million, or 10 cents per diluted share, for the same period last year.

Non-GAAP net income for the first quarter of 2010 was $25 million, or 29 cents per diluted share. This compares to Non-GAAP net income of $23 million, or 27 cents per diluted share, for the first quarter of 2009.

The reconciliation between GAAP net income and Non-GAAP net income is provided in the tables at the end of this release.

On a product line basis, consolidated net revenues for the first quarter of 2010 were comprised of:

•	69 percent video solutions, or $189 million (53 percent video communications, or $146 million, and 16 percent network systems, or $43 million); and

•	31 percent voice communications, or $87 million.

On a product line basis, consolidated net revenues for the first quarter of 2009 were comprised of:

•	69 percent video solutions, or $156 million (55 percent video communications, or $124 million, and 14 percent network systems, or $32 million); and

•	31 percent voice communications, or $69 million.

“We believe Polycom’s improving growth trajectory, particularly over the past two quarters, validates the key thesis points of our strategic investment plan. Specifically, Polycom generated record revenues in the first quarter of 2010, the Company’s fourth consecutive quarter of sequential growth and second consecutive quarter of growth on a year-over-year basis,” said Robert Hagerty, Polycom chairman and CEO. “In particular, we have already gained significant traction with our go-to-market initiative, recruiting top talent and increasing productivity at higher than anticipated rates. Also, although early in the cycle, we are beginning to see positive results from our new strategic partnerships. We also announced a new relationship with HP that promises to yield significant customer wins over the coming quarters. In fact, we see the Polycom Open Collaboration Network as a key mechanism to galvanize the growth of our integrated and unparalleled solution.”

“Product innovation also continued at a fast pace in the first quarter of 2010. For instance, we announced breakthroughs in both the user experience of our HD video solutions and in reducing the total cost of ownership (TCO). With our new H.264 High Profile software, we have cut the bandwidth requirements for 1080p HD video approximately in half, dramatically improving TCO for our customers and further enhancing the already robust return on investment of our solutions. Finally, we gained US government UC APL certification for our RMX network platform and we launched our CMA Desktop video solution for the Apple Mac. Bottom line, we have an extraordinary team, our execution against the strategic investment plan is on-target, and we believe we are positioned well to seize the tremendous market opportunity in the unified collaboration space over time,” concluded Hagerty.

“In the first quarter, strong customer demand drove sharp year-over-year growth in revenues, backlog and deferred revenues,” said Michael Kourey, Polycom senior vice president, finance and administration, and CFO. “As a result of this strong operating performance and working capital management, we generated positive operating cash flow of $21 million, representing Polycom’s 49th consecutive quarter of positive operating cash flow. We exited Q1 with $470 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is the global leader in telepresence, video, and voice solutions and a visionary in communications that empower people to connect and collaborate everywhere. Please visit www.polycom.com for more information.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding the validation of and future execution against the Company’s strategic investment plan and new strategic partnerships, expected customer wins from our new strategic partnerships, including the recently-announced HP relationship, the Polycom Open Collaboration Network as a means of stimulating future growth of our solution, and the Company as being well positioned to capture the market opportunity in the Unified Collaboration space. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results, the impact of competition on our product sales and for our customers and partners, the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do, potential fluctuations in results and future growth rates, risks associated with general economic conditions, the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, changes in key personnel and our sales organization that may cause disruption to the business, the impact of recent restructuring actions, and the impact of global conflicts such as those in the Middle East that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2009, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

As has been noted on the Company’s web site since April 14, 2010, Polycom will hold a conference call today, April 21, 2010, at 5 p.m. EST/2 p.m. PST to discuss its first quarter earnings. Robert Hagerty, chairman, president and CEO, Michael Kourey, chief financial officer, and Andrew Miller, executive vice president of global field operations, will host the conference call. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800.897.4662; and for callers outside of the US and Canada, by calling 303.223.0120, with the passcode being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21465070. A replay of the call will also be maintained on our website for twelve months at www.polycom.com under Investor Relations – Earnings Calls-Archives.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2010 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2010
	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$228,057	$—		$228,057
Service revenues	48,097	—		48,097

Total revenues	276,154	—		276,154

Cost of revenues:
Cost of product revenues	92,549	4,254	(a)	88,295
Cost of service revenues	24,286	1,179	(b)	23,107

Total cost of revenues	116,835	5,433		111,402

Gross profit	159,319	(5,433)		164,752

Operating expenses:
Sales and marketing	90,916	6,291	(b)	84,625
Research and development	33,905	3,082	(b)	30,823
General and administrative	15,982	2,497	(b)	13,485
Amortization of purchased intangibles	1,440	1,440		—
Restructuring costs	1,749	1,749		—

Total operating expenses	143,992	15,059		128,933

Operating income	15,327	(20,492)		35,819

Interest and other income (expense), net	(8,581)	(6,530	) (c)	(2,051)

Income before provision for income taxes	6,746	(27,022)		33,768
Provision for income taxes	1,335	(7,103)		8,438

Net income	$5,411	$(19,919)		$25,330

Basic net income per share	$0.06	$(0.24)		$0.30

Diluted net income per share	$0.06	$(0.23)		$0.29

Weighted average shares outstanding for basic net income per share	84,665			84,665

Weighted average shares outstanding for diluted net income per share	87,364			87,364

(a)	Excluded amount includes $3,364 related to the amortization of purchased intangibles for core and existing technologies, $770 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $120 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.
(c)	Excluded amount represents loss recognized during the period on preferred securities considered to be other than temporarily impaired.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2009
	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$183,294	$—	$183,294
Service revenues	42,116	—	42,116

Total revenues	225,410	—	225,410

Cost of revenues:
Cost of product revenues	78,007	5,036 (a)	72,971
Cost of service revenues	20,469	753 (b)	19,716

Total cost of revenues	98,476	5,789	92,687

Gross profit	126,934	(5,789)	132,723

Operating expenses:
Sales and marketing	66,233	1,900 (b)	64,333
Research and development	28,453	1,873 (b)	26,580
General and administrative	13,589	1,875 (b)	11,714
Amortization of purchased intangibles	1,464	1,464	—
Restructuring costs	6,417	6,417	—

Total operating expenses	116,156	13,529	102,627

Operating income	10,778	(19,318)	30,096

Interest and other income (expense), net	(281)	—	(281)

Income before provision for income taxes	10,497	(19,318)	29,815
Provision for income taxes	2,472	(4,833)	7,305

Net income	$8,025	$(14,485)	$22,510

Basic net income per share	$0.10	$(0.17)	$0.27

Diluted net income per share	$0.10	$(0.17)	$0.27

Weighted average shares outstanding for basic net income per share	83,625		83,625

Weighted average shares outstanding for diluted net income per share	84,250		84,250

(a)	Excluded amount includes $3,326 related to the amortization of purchased intangibles for core and existing technologies, $1,050 related to past license fee claims, $548 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period and $112 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment,” during the period.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets
Cash and cash equivalents	$293,154	$331,098
Short-term investments	169,446	123,686
Trade receivables, net	135,165	132,813
Inventories	82,930	76,863
Deferred taxes	23,807	23,824
Prepaid expenses and other current assets	29,418	24,299

Total current assets	733,920	712,583

Property and equipment, net	89,046	81,252
Long-term investments	7,347	12,687
Goodwill	493,207	495,299
Purchased intangibles, net	41,078	46,255
Deferred taxes	23,975	23,943
Other assets	16,027	13,882

Total assets	$1,404,600	$1,385,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$90,270	$87,233
Accrued payroll and related liabilities	21,893	23,707
Taxes payable	—	617
Deferred revenue	87,287	79,504
Other accrued liabilities	41,183	52,360

Total current liabilities	240,633	243,421

Non-current liabilities
Long-term deferred revenue	47,992	46,787
Taxes payable	22,640	27,111
Deferred taxes	2,550	2,702
Other long-term liabilities	12,478	12,027

Total liabilities	326,293	332,048

Stockholders’ equity	1,078,307	1,053,853

Total liabilities and stockholders’ equity	$1,404,600	$1,385,901

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
Revenues:
Product revenues	$228,057	$183,294
Service revenues	48,097	42,116

Total revenues	276,154	225,410

Cost of revenues:
Cost of product revenues	92,549	78,007
Cost of service revenues	24,286	20,469

Total cost of revenues	116,835	98,476

Gross profit	159,319	126,934

Operating expenses:
Sales and marketing	90,916	66,233
Research and development	33,905	28,453
General and administrative	15,982	13,589
Amortization of purchased intangibles	1,440	1,464
Restructuring costs	1,749	6,417

Total operating expenses	143,992	116,156

Operating income	15,327	10,778

Interest and other income (expense), net	(8,581)	(281)

Income before provision for income taxes	6,746	10,497
Provision for income taxes	1,335	2,472

Net income	$5,411	$8,025

Basic net income per share	$0.06	$0.10

Diluted net income per share	$0.06	$0.10

Weighted average shares outstanding for basic net income per share	84,665	83,625

Weighted average shares outstanding for diluted net income per share	87,364	84,250

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
Cash flows from operating activities:
Net income	$5,411	$8,025
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,243	7,863
Amortization of purchased intangibles	4,804	4,797
Provision for doubtful accounts	—	247
Provision for excess and obsolete inventories	716	1,517
Non-cash stock based compensation	13,819	6,949
Excess tax benefits from stock-based compensation	(3,731)	—
Write down of investments other than temporarily impaired	6,530	—
Loss on disposals of property and equipment	61	10

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(2,352)	13,089
Inventories	(6,783)	1,096
Deferred taxes	(528)	1,175
Prepaid expenses and other assets	(8,228)	1,778
Accounts payable	3,037	(5,437)
Taxes payable	1,359	(737)
Other accrued liabilities and deferred revenue	(2,674)	(13,539)

Net cash provided by operating activities	20,684	26,833

Cash flows from investing activities:
Purchases of property and equipment	(16,998)	(8,548)
Purchases of investments	(108,862)	(158,045)
Proceeds from sale and maturity of investments	70,464	130,600

Net cash used in investing activities	(55,396)	(35,993)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	19,720	6,404
Repurchase of common stock	(26,683)	(7,828)
Excess tax benefits from stock-based compensation	3,731	—

Net cash used in financing activities	(3,232)	(1,424)

Net decrease in cash and cash equivalents	(37,944)	(10,584)
Cash and cash equivalents, beginning of period	331,098	165,669

Cash and cash equivalents, end of period	$293,154	$155,085